PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO,INC.
                Gateway Center Three, 9th Floor
                               100 Mulberry Street
                 Newark, New Jersey 07102-4077



                                             May 27, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Prudential Institutional Liquidity Portfolio,Inc.
               File Nos. 33-17224 and 811-5336

Ladies and Gentlemen:

     On behalf of Prudential Institutional Liquidity Portfolio, Inc. enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24f-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7530.

                                   Yours truly,


                                   /s/S.Jane                                Rose
S. Jane Rose
                                   Secretary



Enclosures



PILP/24F2-97.LTR